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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2003, except for Note 4 as to which the date is March 25, 2003 on the consolidated financial statements of Pharmion Corporation and to the use of our report dated August 14, 2003 on the consolidated financial statements of Gophar in the Registration Statement (Form S-1) and related Prospectus of Pharmion Corporation dated on or around August 21, 2003.


                                                        /s/ ERNST & YOUNG LLP


    Denver, Colorado
    August 20, 2003